UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 31, 2008

WHIRLPOOL CORPORATION

(Exact name of registrant as Specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 M-63 North, Benton Harbor, Michigan	49022-2692
(Address of Principal Executive Offices)	(Zip Code)

(269) 923-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On October 30, 2008, Whirlpool Corporation (“Whirlpool”) initiated borrowing $800 million under its Amended and Restated Long Term Five-Year Credit Agreement dated December 2, 2005 (“Amended and Restated Credit Agreement”). Because of continuing uncertainty concerning access to the commercial paper market, Whirlpool has decided to exit the commercial paper market at this time. The funds will be used to repay maturing commercial paper and for general corporate purposes. This is a revolving credit facility and amounts may be borrowed and repaid from time to time. This borrowing bears interest at LIBOR plus 0.35%. After giving effect to this borrowing, Whirlpool has an additional $1.4 billion available for borrowing under the Amended and Restated Credit Agreement, a portion of which it may borrow from time to time in the foreseeable future.

A description of the Amended and Restated Credit Agreement, and a complete copy thereof, is included in Whirlpool’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 6, 2005, and incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

Date: October 31, 2008	By:	/s/ ROY W. TEMPLIN
	Name:	Roy W. Templin
	Title:	Executive Vice President and Chief Financial Officer